Holt's Cigar Holdings, Inc.  and Subsidiaries
Pro Forma Net Income Per Share                                      Exhibit 11.1
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

                                                      Three Months Ended           Nine Months Ended
                                                           December 31                December 31
                                                    -----------------------     ---------------------

                                                       1996         1997           1996          1997
                                                       ----         ----           ----          ----

Pro forma net income                                $  626,794    $1,037,407    $1,362,901    $2,980,708
                                                    ----------    ----------    ----------    ----------
Pro forma shares outstanding-beginning of period     4,020,000     4,020,000     4,020,000     4,020,000
Weighted average shares attributable to Offering          --         583,000          --         194,443
                                                    ----------    ----------    ----------    ----------
Pro forma weighted average shares outstanding        4,020,000     4,603,000     4,020,000     4,214,443
                                                    ----------    ----------    ----------    ----------
Pro forma net income per share-basic and diluted    $      .16    $      .23    $      .34    $      .71
                                                    ----------    ----------    ----------    ----------

                   Supplemental Pro forma Net Income Per Share



Pro forma weighted average shares outstanding                      4,603,000                   4,214,443
Incremental shares necessary to fund shareholder
distribution in excess of current earnings                            70,000                      93,334
                                                                   ---------                 -----------
                                                                   4,673,000                   4,307,777
                                                                   =========                   =========
Supplemental pro forma net income per share                             $.22                        $.69
                                                                   =========                 ===========
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